UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2020

PIERIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor Boston, MA	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 20, 2020, ASKA Pharmaceutical Co., Ltd. (“ASKA”) notified Pieris Pharmaceuticals, Inc. (the “Company”) that it does not intend to exercise its option to obtain an exclusive license to develop and commercialize the Company’s  PRS-080 drug candidate targeting hepcidin in Japan and certain other Asian markets territories under the February 27, 2017 Exclusive Option Agreement (the “Option Agreement”) by and among ASKA, the Company and the Company’s wholly-owned German subsidiary, Pieris Pharmaceuticals GmbH. ASKA’s decision was based on a strategic portfolio review as well as certain commercial considerations. The term of the Option Agreement ended as of the date of ASKA’s notification of its decision not to exercise its option rights. In view of the Company’s strategic focus in immuno-oncology and respiratory diseases, including the continued development of PRS-343, PRS-344, and PRS-060, the Company does not intend to continue the development of PRS-080.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: January 24, 2020	/s/ Tom Bures
Tom Bures
Vice President, Finance